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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to provide on Substitute Form W-9.

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                                 GIVE THE NAME AND
                                 SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:        NUMBER OF-
-----------------------------------------------------

1.         An individual's       The individual
           account

2.         Two or more           The actual owner of
           individuals (joint    the account or, if
           account)              combined funds, the
                                 first individual on
                                 the account(1)

3.         Custodian account of  The minor(2)
           a minor (Uniform
           Gift to Minors Act)

4.         a. The usual          The grantor-
             revocable savings   trustee(1)
             trust (grantor is
             also a trustee)

           b. So-called trust    The actual owner(1)
             account that is
             not a legal or
             valid trust under
             state law.

5.         Sole proprietorship   The owner(3)
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
                                 GIVE THE NAME AND
                                 EMPLOYER
                                 IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:        NUMBER OF-
-----------------------------------------------------

6.         A valid trust,        The legal entity (Do
           estate, or pension    not furnish the
           trust                 identifying number
                                 of the personal
                                 representative or
                                 trustee unless the
                                 legal entity itself
                                 is not designated in
                                 the account
                                 title.)(4)

7.         Corporate account     The corporation

8.         Association, club,    The organization
           religious,
           charitable,
           educational, or
           other tax-exempt
           organization account

9.         Partnership account   The partnership

10.        A broker or           The broker or
           registered nominee    nominee

11.        Account with the      The public entity
           Department of
           Agriculture in the
           name of a public
           entity (such as a
           state or local
           government, school
           district, or prison)
           that receives
           agricultural program
           payments

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(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Show the name of the owner.

(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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OBTAINING A TAXPAYER IDENTIFICATION NUMBER

    Persons without a taxpayer identification number should apply for one and write "Applied for" in Part 1 of Substitute Form W-9. Individuals should file Form SS-5, Application for a Social Security Card (or, in the case of resident aliens that do not have and are not eligible for Social Security numbers, form W-7, Application for Individual Taxpayer Identification Number), and corporations, partnerships or other entities should file Form SS-4, Application for Employer Identification Number. Form SS-5 may be obtained from Local Social Security Administration offices. Forms W-7 and SS-4 may be obtained from the IRS by calling 1-800-TAX-FORM (1-800-829-3676).

NOTE: Writing "Applied for" in Part 1 means that you have already applied for a TIN or that you intend to apply for one soon.

    The following persons are exempt from backup withholding on payments from the sale of Shares pursuant to the Offer:

    - A corporation.

    - An organization exempt from tax under Section 501(a) of the Internal Revenue Code.

    - An individual retirement plan ("IRA").

    - A custodial account under Section 403(b)(7) of the Internal Revenue Code.

    - The United States or any of its agencies or instrumentalities.

    - A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

    - A foreign government or any of its political subdivisions, agencies or instrumentalities.

    - A foreign central bank of issue.

    - A dealer in securities or commodities required to register in the United States or a possession of the United States.

    - A futures commission merchant registered with the Commodities Futures Trading Commission.

    - A real estate investment trust.

    - An entity registered at all times during the tax year under the Investment Company Act of 1940.

    - A common trust fund operated by a bank under Section 584(a) of the Internal Revenue Code.

    - A financial institution.

    - A person registered under the Investment Advisers Act of 1940 who regularly acts as a broker.

    Such persons should nevertheless complete Substitute Form W-9 to avoid possible erroneous withholding. An exempt person should enter the correct TIN in part I, write "Exempt" in Part II, and sign and date the form.

PRIVACY ACT NOTICE

    Section 6109 of the Internal Revenue Service requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil or criminal litigation and to states, cities and the District of Columbia to help carry out their tax laws.

    You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend and certain other payment to a payee who does not give a TIN to a payer. Certain penalties may also apply.